For Immediate Release	Exhibit 99.1
Contact:
Chris Daly	Dennis Craven
Daly Gray Public Relations	Chief Operating Officer
(Media)	(Company)
chris@dalygray.com	dcraven@cl-trust.com
(703) 435-6293	(561) 227-1386

Chatham Lodging Updates Third Quarter Operating Outlook

Sets Earnings Conference Call for November 3

WEST PALM BEACH, Fla., October 10, 2016- Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels and owns 133 hotels wholly or through joint ventures, today announced preliminary room revenue per available room (“RevPAR”) results for the quarter ended September 30, 2016, and updated its outlook for net income, net income per diluted share, adjusted EBITDA and adjusted FFO per share.

	Previous Q3 2016	Current Q3 2016
	Outlook as of 8/3/2016	Outlook as of 10/10/2016
	2016 $13.4-$14.9 M $0.35-$0.38 -1.0 to +1.0% $38.0-$39.5 M $0.72-$0.75	2016 $12.8-$13.3 M $0.33-$0.34 -2.1% $37.0-$37.5 M $0.70-$0.71
Net income
Net income per diluted share
RevPAR Growth
Adjusted EBITDA
Adjusted FFO per Share

“We faced tough comparisons over a very strong 2015 third quarter when our occupancy reached an all-time high of 88 percent for our owned portfolio,” noted Jeffrey H. Fisher, Chatham’s president and chief executive officer. “Our RevPAR recently was adversely impacted more than expected due to lower GDP growth that is restraining business travel, as well as new supply and a significant drop in demand in our oil-industry influenced Houston and western Pennsylvania markets. We have six hotels in those markets and those hotels experienced a RevPAR decline of 21 percent. This performance negatively impacted our RevPAR by approximately 200 basis points. Our reduced guidance with respect to adjusted EBITDA and FFO per share is reflective of reduced RevPAR performance, increased wage pressures and rising guest acquisition costs primarily from online travel agency commissions.”

The company also announced that it will report third quarter 2016 financial results on Thursday, November 3, 2016, before the opening of the market. That same day at 10:00 a.m. ET, Jeffrey H. Fisher, Chatham’s chief executive officer, Dennis M. Craven, executive vice president and chief operating officer, and Jeremy Wegner, senior vice president and chief financial officer, will host a conference call to review third quarter 2016 financial results.
Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, http://chathamlodgingtrust.com/, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Thursday, November 10, 2016, by dialing 1-844-512-2921, reference number 13647058. A replay of the conference call will be posted on Chatham’s website.
About Chatham Lodging Trust
Chatham Lodging Trust is a self-advised, publicly-traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 133 hotels totaling 18,178 rooms/suites, comprised of 38 properties it wholly owns with an aggregate of 5,680 rooms/suites in 15 states and the District of Columbia and a minority investment in two joint ventures that own 95 hotels with an aggregate of 12,498 rooms/suites. Additional information about Chatham may be found at chathamlodgingtrust.com.

Forward-Looking Statement Safe Harbor
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of October 10, 2016, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.